[Ixion Letterhead]


                         December 20, 1995

Chris D. McKinney, PH. D.
Director, Office of Technology Licensing
186 Grinter Hall
Gainesville, FL 32611-2037

                          AMENDMENT NUMBER ONE
                   Re: Oxalate Patent Licenses between UFRFI and Ixion

Dear Chris:

     I refer to the Patent License Agreement between the University of Florida Research Foundation, Inc., ("UFRFI") and Ixion Biotechnology, Inc. ("Ixion" or the "Company"), dated January 11, 1995, relating to USSN 08/262,424 (the "Oxalate License"). Such license requires Ixion to develop a working model of an urine oxalate detection kit by January 11, 1996. We have determined that a more promising product is a molecular probe to detect the presence or absence of Oxalobacter formigenes in the human gut. We expect to have a working model of that probe by January 11, 1996, and would like to substitute that probe for the urine oxalate kit referred to in Section 3.2(b) of the Oxalate License.

     If this meets with your approval, please sign and return a copy of this letter.

     Best wishes for the holiday season.

                                  Sincerely yours,
                                  /S/
                                  Weaver H. Gaines

Accepted and agreed to:

/s/ Chris D. McKinney
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